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                                                                  EXHIBIT (n)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 (Registration Nos. 333-105246 and 811-09359) of our report dated April 29, 2005 relating to the financial statements and financial highlights of USL Separate Account USL VL-R and our report dated April 29, 2005 relating to the financial statements of The United States Life Insurance Company in the City of New York. We also consent to the use of our report dated May 27, 2005 (except for Note 15, to which the date is September 9, 2005) relating to the statutory-basis financial statements of AGC Life Insurance Company for the years ended December 31, 2004 and 2003 and our report dated May 14, 2004 relating to the statutory-basis financial statements of AGC Life Insurance Company for the years ended December 31, 2003 and 2002, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
September 26, 2005